Exhibit 3.1
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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       of

                              CHILES OFFSHORE INC.

                         PURSUANT TO SECTION 242 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------

THE UNDERSIGNED, being an authorized officer of Chiles Offshore Inc. (the "Company"), hereby certifies that:

FIRST: The name of the Company is Chiles Offshore Inc.

SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 21, 2000.

THIRD: Clause (iii) of Article EIGHT of said Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

         "(iii) any sale, lease or exchange of all or substantially all of the assets of the Corporation and its subsidiaries (taken as a whole)".

FOURTH: The foregoing amendment of clause (iii) of Article EIGHT has been adopted by the Board of Directors of the Company, and approved by the affirmative vote of 66-2/3% of the voting power of the outstanding common stock of the Company, in accordance with Section 242 of the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation.

FIFTH: This certificate of Amendment shall be effective upon its filing with the Secretary of State of the State of Delaware.



                                    [Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate to Amendment to be issued this 13th day of August, 2001.



                                 By:/s/ Dick Fagerstal
                                    -----------------------------------------
                                    Name: Dick Fagerstal
                                    Title: Senior Vice President
                                           and Chief Financial Officer
















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